Exhibit 10.25

           CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT
                 HAS BEEN OMITTED AND FILED SEPARATELY WITH THE
                 SECURITIES AND EXCHANGE COMMISSION (THE "SEC")
  PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT WITH RESPECT TO THE OMITTED
                                    PORTIONS.
                    OMITTED PORTIONS ARE INDICATED BY [***].

                               SERVICES AGREEMENT

      This Services Agreement (this "Agreement"), effective as of the 2nd day of March, 2007 (the "Effective Date"), by and between PharmAthene, Inc., a Delaware corporation, with its principal executive offices located at 175 Admiral Cochrane Drive, Annapolis, Maryland 21401 ("PharmAthene"), and GTC Biotherapeutics, Inc. ("GTC"), a Delaware company with its principal executive offices located at 175 Crossing Blvd, Framingham, MA 01701.

      WHEREAS, PharmAthene is engaged in, among other things, the research and development of pharmaceutical products;

      WHEREAS, GTC is a biopharmaceutical company which develops and commercializes pharmaceutical products produced in the milk of transgenic mammals using, among other things, its extensive experience in the separation and purification of target proteins isolated from the milk of transgenic animals which may be used for therapeutic drugs;

      WHEREAS, GTC owns a significant intellectual property portfolio around the development and maintenance of transgenic mammals;

      WHEREAS, GTC and Nexia Biotechnologies, Inc. ("Nexia") have entered into a Patent Licensing Agreement dated September 17, 2004 (the "Original License Agreement");

      WHEREAS, PharmAthene acquired substantially all of the assets of Nexia on March 10, 2005, pursuant to which the Original License Agreement was novated to PharmAthene Canada on January 17, 2005;

      WHEREAS, PharmAthene Canada is a wholly-owned subsidiary of PharmAthene;

      WHEREAS, GTC and PharmAthene have entered into good faith negotiations to enter into a license agreement to replace the Original License Agreement (the "License Agreement"), and the parties expect to enter into the License Agreement no later than March 15, 2007;

      WHEREAS, PharmAthene will, during the Term (as hereinafter defined), retain GTC to provide the "Services" as set forth on Exhibit A to this Agreement (the "Scope of Work" or "SOW"); and

      WHEREAS, GTC shall provide services to PharmAthene in accordance with the terms and conditions of this Agreement and each attached SOW.

      NOW, THEREFORE, for good and valuable consideration contained herein, the exchange, receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Scope of Work.

      If and as the parties hereto reach agreement with respect to particular services to be provided, a SOW must be executed and attached to this Agreement as Exhibit A, and this Agreement and the SOW including amendments and proposals thereto shall constitute the entire agreement for the specific services addressed in such SOW. If and to the extent any terms set forth in a SOW conflict with the terms set forth in this Agreement, the terms of this Agreement shall control.

2. Services.

      2.1. GTC shall provide the services described in the SOW attached to this Agreement (the "Services"). In performing the Services, GTC shall reasonably-comply with (i) the written instructions of PharmAthene and standard operating procedures established in support of the services; (ii) all applicable Federal, state, and local governmental laws and regulations, including without limitation, applicable U.S. Food and Drug Administration ("FDA") laws, regulations, guidelines, Export Control Laws (as defined in Section 10), and ICH guidelines however delineated, and shall cause any person performing the Services contemplated by this Agreement and the SOW to comply with all such laws and regulations.

      2.2. If PharmAthene request GTC to perform services beyond those which are set forth in a SOW any such additional services and a compensation schedule shall be negotiated by the parties in good faith and a written amendment shall be executed prior to the provision of such services.

3. Compensation and Payment.

      3.1. GTC shall submit to PharmAthene invoices for the "Services" on a monthly basis or as defined in the SOW, in each case, as submitted to and accepted by PharmAthene. The costs for services are defined in Exhibit B (Standard Pricing). Any service pricing not defined in Exhibit B will be proposed and separately negotiated by the Parties. GTC shall maintain original documentation for all materials and third party charges and shall make such documentation available to PharmAthene for audit upon request. PharmAthene shall pay said invoices within thirty (30) days of receipt. Payments shall be payable to GTC.

      3.2. All taxes (and any penalties thereon) and other types of charges assessed on any payment made by PharmAthene to GTC shall be the sole responsibility of GTC.

4. Term and Termination.

      4.1. The term of this Agreement (the "Term") shall commence on the Effective Date and end on the third anniversary of the Effective Date unless earlier terminated in accordance with Sections 4.2 and 4.3 below.

      4.2. Either Party may terminate this Agreement if the other Party breaches any material provisions hereof or has knowingly or willfully violated any international, federal, country, state or local laws, regulations or guidelines, and such breach or violation is not substantially cured within [***] days following delivery of written notice specifying the nature of the alleged breach. During the [***] day cure period each party will continue to perform its obligations under the Agreement. If the cure period has expired without a substantial cure of the breach, then the parties shall promptly meet to prepare

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***Portions of this page have been omitted pursuant to a Request for
Confidential Treatment filed separately with the SEC.


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

a closeout schedule, and GTC shall cease performing the Services and will perform only the work necessary for the orderly close-out of the Services or required by laws or regulations.

      4.3. PharmAthene or GTC may also terminate this Agreement without cause upon [***] days written notice to the other Party, provided, however, that GTC may not terminate this Agreement until it has completed any manufacturing campaigns for which a down payment has been made.

      4.4. Upon termination, PharmAthene shall be obligated to pay for any and all materials purchased or binding commitments made to third party testing services by GTC for performance of services under the SOW to the extent not cancelable, and any Committed Time (as defined below) in the cGMP Manufacturing Suite should the Agreement be terminated by PharmAthene under Sections 4.2 and
4.3. For purposes hereof, "Committed Time" means that time (days) for which PharmAthene has provided written acceptance of a proposal or amended SOW causing GTC to reserve time (days) in GTC's cGMP clinical manufacturing facility for provision of clinical manufacturing services. If, however, PharmAthene provides [***] days notice to GTC that PharmAthene no longer requires the Committed Time for cGMP manufacture, then PharmAthene would not be obligated to pay GTC for such Committed Time.

      4.5. The obligations contained in this Section 4 and in Sections 3 (Compensation and Payment), 6 (Confidentiality), 7 (Intellectual Property), 8 (Publication), 9 (Indemnification), 10 (International Traffic in Arms Regulations), 15 (Publicity), 20 (Governing Law), and 21 (Arbitration) shall survive the termination of this Agreement.

5. Personnel.

      5.1. During any period in which Services are being performed, neither party hereto shall recruit, hire or employ any employee or contractor of the other party who is performing the Services without the prior written consent of the other; provided, however, that the foregoing shall not apply to individuals hired as a result of the use of an independent employment agency (as long as such agency was not directed to solicit such individuals).

      5.2. All GTC personnel providing Services to PharmAthene shall be bound by written obligations of confidentiality and intellectual property ownership at least as stringent as the terms of this Agreement.

      5.3. GTC will use reasonable efforts to utilize Key Program Personnel (as defined in Exhibit C) for the management and/or performance of Services during the Term of the Agreement. Any decision to remove or replace Key Program Personnel shall be communicated to PharmAthene in writing, in a reasonable timeframe along with the curriculum vitae of new Key Program Personnel. GTC shall use reasonable efforts to assure that replacement Key Program Personnel are highly qualified and are fully capable of performing the tasks to which they are assigned. PharmAthene shall have the right to approve replacement Key Program Personnel, such approval not to be unreasonably withheld. GTC shall bear all expenses associated with the assignment of new or replacement Key Program Personnel unless the replacement is requested by PharmAthene.

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***Portions of this page have been omitted pursuant to a Request for
Confidential Treatment filed separately with the SEC.

6. Confidentiality.

      All information received by GTC concerning the performance of the Services or generated or developed in the performance of the Services is considered to be confidential information belonging to PharmAthene (hereinafter "PharmAthene Confidential Information"). All information regarding GTC's operations, methods, know-how, procedures, and all GTC's property, disclosed by GTC to PharmAthene in connection with this Agreement is proprietary, confidential information belonging solely to GTC (the "GTC Confidential Information", and together with the PharmAthene Confidential Information, the "Confidential Information"). The Confidential Information will be held in confidence by the receiving party and not disclosed to third parties or appropriated by the receiving party for its own use. It shall be understood, however, that Confidential Information shall not include, and the obligations of confidentially and non-disclosure shall not apply to, disclosed information that:

      (a) is or becomes publicly available through no fault of the receiving party;

      (b) is already known to the receiving party as shown by its prior written records;

      (c) is required by law or regulation to be disclosed;

      (d) becomes available to the receiving party on a non-confidential basis from a source which is not prohibited from disclosing such information by an obligation to the disclosing party; or

      (e) that the receiving party develops independently of any disclosure by the disclosing party as can be demonstrated by written documentation.

      The parties agree that each will only use the Confidential Information for the purpose of its obligations under this Agreement. Upon the completion of Services under this Agreement and upon the written request of PharmAthene, GTC will either destroy or promptly return to PharmAthene all written and tangible Confidential Information (PharmAthene Confidential Information), as well as all written and tangible material which incorporates any Confidential Information; provided, however, that GTC may retain a copy of information that GTC is (1) required by government regulations to retain and shall use any such retained information solely for the purpose required by such government regulation; or
(2) which is necessary to demonstrate the satisfaction of its obligations hereunder.

      If any of the information provided to PharmAthene by GTC as part of its obligations under Section 7 contain GTC Confidential Information, PharmAthene does not have the right to use any of the information for its own benefit without first obtaining written permission from GTC.

      Neither party will use any such Confidential Information for its own benefit or for the benefit of any third party, and will not furnish to any third party any materials which incorporate any Confidential Information except as otherwise herein provided. All obligations of confidentiality and non-disclosure set forth in this Agreement will survive, without limitation, the expiration of earlier termination, for any reason, of this Agreement for a period often (10) years from the date of expiration or termination of this Agreement in accordance with Section 4 hereunder.

7. Intellectual Property.

      7.1. Except as set forth in this Agreement and in the License Agreement, nothing contained herein (including the delivery of any information hereunder)


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

shall be deemed to grant to any party any right or license under any patents or patent applications or to any know-how, technology or inventions of the disclosing party.

      7.2. A. Subject to Section 7.3 below, GTC hereby assigns to PharmAthene all rights GTC may have in any invention, technology, know-how, information, process, computer software, data or other intellectual property to the extent first developed or produced under the SOW (the "Services Intellectual Property") as applicable to BChE. With respect to the Services Intellectual Property, GTC shall reasonably cooperate with PharmAthene and provide PharmAthene with reasonable assistance in order for PharmAthene to comply with its obligations to the U.S. Government under its contract with the U.S. Army Space and Missile Command for the development, procurement and licensure of Bioscavenger Increment II, and to obtain or extend protection for the Services Intellectual Property, in either case, at PharmAthene's expense.

      B. GTC shall have an irrevocable, worldwide, non-exclusive license to utilize such invention, technology, know-how or other intellectual property outside the scope of this Agreement; provided, however, that the license provided by the foregoing sentence may not be used for any Competing Products (as defined below). For purposes of this Section 7.2, the term "Competing Products" means any product using BChE.

      C. GTC warrants that it has and shall make every effort to continue to have right, title and interest to the intellectual property required to conduct its business to effect the terms of this Section 7.2 and shall enforce such intellectual property agreements as necessary to provide PharmAthene the benefits granted under this Section.

      7.3. GTC hereby represents to PharmAthene that GTC possesses certain inventions, processes, know-how, trade secrets, improvements, other intellectual property and assets, including but not limited to data processes, technology, means or know-how developed by GTC which relate to animal maintenance and management, analytical methods, procedures and techniques related to the purification and processing of proteins in the milk of transgenic animals, regulatory policy and procedures, computer technical expertise and software (including codes) which have been independently developed without the benefit of any information or support provided directly by PharmAthene or indirectly through funding support of the U.S. Department of Defense or any other U.S. Government Agencies ("GTC Property"). All GTC Property or improvements thereto are and shall remain the sole and exclusive property of GTC, except for rights to those improvements that may be vested in the U.S. Government as they relate to the SOW. For the avoidance of doubt, the terms and conditions of the License Agreement are not affected by the terms and conditions of this Agreement, specifically, the services to be provided by GTC under this Agreement (as outlined in the SOW) are funded under a U.S. Government contract.

      7.4. GTC will disclose promptly to PharmAthene or its nominee any and all new inventions, discoveries, new uses and improvements regarding PharmAthene property conceived, made or reduced to practice by GTC. While providing such Services as defined in the SOW to PharmAthene pursuant to this Agreement all such inventions, discoveries, new uses and improvements, notwithstanding FAR 52.227-11, shall belong solely to PharmAthene. GTC agrees to assign all its interest therein to PharmAthene or its nominee with GTC receiving a worldwide, royalty free, non-exclusive license to utilize such intellectual property outside the scope of this Agreement, Services and SOW. GTC will execute any and all applications, assignments, or other instruments and give testimony which PharmAthene shall deem necessary to apply for and obtain Letters of Patent of the United States or of any foreign country or to otherwise protect PharmAthene's interests therein, and PharmAthene shall provide compensation to GTC for the time devoted to said activities and reimburse it for expenses incurred.

      None of the above requirements shall alter or amend the requirements set forth in the Original License Agreement, or to be set forth in the License Agreement.

8. Publication.

      Subject to the provisions of Section 8, neither Party may publish any articles or make any presentations relating to the Services or referring to data, information or materials generated as part of the Services without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

9. Indemnification.

      9.1. PharmAthene shall indemnify, defend and hold harmless GTC, its respective affiliates, and its and their officers, directors, employees and agents from and against any and all loss, damage, liability, cost or expense (each, a "Loss"), joint and several, resulting or arising from any third-party claim, demand, assessment, action, suit or proceeding relating to or arising from or in connection with this Agreement or the Services under this Agreement (each, a "Claim"), to the extent such Claim or Loss is determined not to have resulted from GTC's gross negligence or intentional misconduct.

      9.2. GTC shall indemnify, defend and hold harmless PharmAthene, its affiliates, and each its and their officers, directors, employees and agents from and against any and all Claim or Loss, joint or several, resulting or arising from or relating to the Services to the extent such Claim or Loss is not determined to have resulted from the gross negligence or intentional misconduct of PharmAthene or resulting from PharmAthene's breach of any of its obligations under this Agreement.

      9.3. Any party obligated to provide indemnification hereunder with respect to a Claim or Loss shall be entitled to control the defense and settlement of the Claim or Loss, as applicable, provided the indemnifying party shall act reasonably and in good faith with respect to all matters relating to the settlement or disposition of the Claim or Loss, as applicable, as such disposition or settlement relates to the party. The indemnified party shall reasonably cooperate in the investigation, defense and settlement of a Claim or Loss for which indemnification is sought hereunder and shall provide prompt notice of the Claim or Loss or reasonably expected Claim or Loss to the indemnifying party. An indemnified party may retain separate legal counsel at its own expense.

10. International Traffic in Arms Regulations.

      GTC acknowledges and understands that the PharmAthene Confidential Information (as defined above) may be subject to the export control and sanctions laws and regulations of the United States and other applicable countries (collectively, "Export Control Laws"), including without limitation, the International Traffic in Arms Regulations, the Foreign Assets Control Regulations, and the Export Administration Regulations. Diversion of the PharmAthene Confidential Information contrary to United States and other laws is strictly prohibited. In addition to any other obligations of GTC to generally comply with applicable laws, GTC will comply with all applicable export control laws and regulations and shall ensure, at its sole expense, that PharmAthene Confidential Information is maintained, used disclosed, and transferred in accordance with those laws and regulations, including, without limitation, any restrictions on disclosures to non-United States persons, export license requirements, or reporting requirements.

11. Status Reporting.

      GTC will inform PharmAthene of the progress and status of Services through regularly prepared and delivered reports. Such reports shall be distributed at predetermined intervals as agreed to in writing between the Parties, but not less frequently than once per month. PharmAthene and GTC shall mutually agree upon acceptable formatting for such reports.

12. Non-Discrimination.

      GTC hereby certifies by executing this Agreement that (i) Services are provided without discrimination on the basis of race, age, color, religion, national origin, disability, or gender and (ii) GTC does not maintain nor provide for its employees any segregated facilities other than restrooms and locker rooms that are segregated based upon gender.

13. Compliance with Laws, Audit and Inspections.

      GTC represents and warrants that, to the best of its knowledge the Services were not performed, and are not being sold or priced, in violation of any federal, state, or local law, executive order, or administrative ruling. Without limiting the generality of the foregoing, GTC represents and warrants that to the best of its knowledge it complies with the following provisions of federal law and all applicable regulations and Executive Orders issued thereunder, which are hereby incorporated by reference into this Services
Agreement: (1) the Federal Food, Drug and Cosmetic Act, as amended; (2) the Civil Rights Act of 1964, as amended; and (3) the Fair Labor Standards Act, as amended. PharmAthene is a holder of U.S. Government contracts and is subject to certain additional statutory, regulatory, and contract requirements by virtue thereof. If an SOW is issued under a U.S. Government prime contract or a subcontract under a U.S. Government prime contract, GTC agrees to comply with all statutory, regulatory, and contract requirements applicable to the prime contract or subcontract with respect to such SOW, copies of which may be furnished to GTC upon GTC's request. Subject to the foregoing, GTC's standard operating procedures will be used in performance of the Services, unless otherwise agreed to in writing between the Parties. PharmAthene represents and certifies that it will not require GTC to perform any assignments or tasks in a manner that would violate any applicable law or regulation. PharmAthene further represents that it will cooperate with GTC in taking any actions that GTC reasonably believes are necessary to comply with any legal or regulatory obligations that have been transferred to GTC.

      Each party acknowledges that the other party may respond independently to any regulatory correspondence or inquiry in which such party or its affiliate is named. Each party, however, shall

      (a) Notify the other party promptly of any FDA or other governmental or regulatory inspection or inquiry concerning any Services pursuant to this Agreement, including, but not limited to, inspections of applicable laboratories and/or manufacturing sites;

      (b) Forward to the other party copies of any correspondence from any regulatory or governmental agency relating to the Services, including, but not limited to, FDA Form 483 notices and warning letters, or equivalents; and

      (c) Permit the truthful use of the other party's name or the names of any of its applicable corporate affiliates in any regulatory correspondence.

      Where reasonably practicable, PharmAthene will be given the opportunity to have a representative present during an FDA or regulatory inspection related to any Services conducted by GTC under this Agreement. PharmAthene, however, acknowledges that it may not direct the manner in which GTC fulfills its obligations to permit inspection by governmental entities.

      Each party agrees that, during an inspection by the FDA or other regulatory authority concerning any Proposal of PharmAthene in which GTC is providing Services, it will not disclose information and materials that are not required to be disclosed to such agency, without the prior consent of the other party, which shall not unreasonably be withheld.

14. Independent Contractor Relationship.

      For the purposes of this Agreement, the parties hereto are independent contractors, and nothing in this Agreement or the arrangements for which it is made shall constitute either party, or anyone furnished or used by either party in the performance of the Services contemplated by this Agreement, as an employee, joint venturer, partner, or servant of the remaining party. Neither party shall have the right to bind or obligate the other, nor shall a party hold itself out as having such authority.

15. Publicity.

      Except as required by law, neither party shall use the name of the other party nor of any Agent of the other party in connection with any publicity without the prior written approval of the other party.

16. Force Majeure.

      If either party shall be delayed or prevented from the performance of any act required hereunder by reason of strike, lockout, labor strife, restrictive governmental or judicial order or decree, riot, insurrection, war, Act of God, inclement weather or other similar reason or cause beyond such party's control ("Disability"), then performance of such act shall be excused for the period of such Disability. Any timelines affected by such Disability shall be extended for a period equal to that of the Disability. Notice of the start and stop of any Disability shall be provided to the other party.

17. Record Storage.

      17.1. During the Term, GTC shall maintain all materials and all other data obtained or generated by GTC in the course of providing the Services hereunder, including all computerized records and files. GTC shall cooperate with any internal review or audit requested by PharmAthene and make available to PharmAthene for examination and duplication, during normal business hours and at mutually agreeable times, all documentation, data and information relating to a Proposal.

      17.2. Within thirty (30) days of the expiration or termination of this Agreement other than for PharmAthene's breach of Section 3, all materials and all other data and information obtained or generated by GTC in the course of providing the Services hereunder shall, at the election of PharmAthene and at PharmAthene's option and expense, be (i) delivered to PharmAthene at its offices in Annapolis, Maryland in such form as is then currently in the possession of GTC, (ii) retained by GTC for PharmAthene for a period of two years, or (iii) disposed of as directed by written request of PharmAthene, unless such materials are otherwise required to be stored or maintained by GTC under applicable law. If GTC is required or requested to maintain and/or store such material for a


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

period beyond two years after the termination or expiration of this Agreement, the parties shall mutually agree on GTC's further compensation therefore. In no event shall GTC dispose of any materials or data or other information obtained or generated by GTC in the course of providing the Services hereunder without first giving PharmAthene sixty (60) days prior written notice of its intent to dispose same. Notwithstanding the foregoing, GTC may retain copies of any such materials, data and information as is reasonably necessary for regulatory purposes or to demonstrate the satisfaction of if its obligations hereunder, all subject to the confidentiality obligations set forth herein.

      17.3. GTC shall employ all reasonable and appropriate measures and processes to ensure that all data collected and stored by GTC on its premises or offsite at any storage facility pursuant to this Agreement will be safeguarded against loss, damage and destruction arising from any cause including, but not limited to, theft, fire, flood, earthquake, lightening and electrical disruption. Such measures and processes shall include, but not be limited to,
(a) storage of hard-copy documents and computer storage disks in locked, fireproof containers, and (b) back-up and recovery systems (which are periodically tested) for computer-based systems.

18. Debarment.

      18.1. GTC warrants that it has not been debarred by the FDA or any other governmental or regulatory agency having jurisdiction over the provision of drug development services. If GTC or any of its agents who perform Services becomes debarred or receives notice of action or threat of action with respect to debarment, GTC, upon learning same, shall notify PharmAthene immediately thereof. Additionally, GTC certifies that there are no debarment proceedings pending for GTC.

      18.2. GTC warrants that it will not employ or contract with any person to perform Services under this Agreement (i) who has been debarred by any regulatory agency having jurisdiction over the provision of drug development services, (ii) who has been disqualified pursuant to 21 C.F.R. Part 312 or (iii) who has been convicted of a crime which could lead to debarment. If GTC receives notice of the debarment or threatened debarment of any such person, GTC shall immediately notify PharmAthene thereof. GTC shall use its best efforts to ascertain whether any person that will perform Services has been debarred or disqualified as described in this Section 18.2

19. Notices.

      Any notice required or permitted to be given hereunder by either party hereto shall be in writing and shall be deemed given on the date received if (i) delivered personally, (ii) by recognized overnight courier, (iii) by facsimile or (iv) by registered or certified mail, return receipt requested, postage prepaid. All notices shall be sent to the address set forth below. Either party may change its notice address by notice to the other party hereto in the form and manner herein presented.

If to PharmAthene:                       175 Admiral Cochrane Drive, Suite 101
                                         Annapolis, Maryland 21401
                                         Attention:  Richard Schoenfeld
                                         Telephone:  (410)571-8920
                                         Facsimile:  (410) 571-8927


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

         with a copy to:                 Elizabeth Mackessy-Lloyd
                                         Contracts Manager
                                         PharmAthene, Inc.
                                         175 Admiral Cochrane Drive, Suite 101
                                         Annapolis, Maryland 21401
                                         Telephone:  (410)571-8920
                                         Facsimile:  (410) 571-8927

If to GTC:        Name:                  GTC Biotherapeutics
                                         175 Crossing Blvd
                  Address:               Framingham, MA 01702
                                         Attention:  Gregory Liposky
                                         Telephone:  (508) 370-5212
                                         Facsimile:  (508) 370-3797

20. Governing Law.

      This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of Delaware.

21. Arbitration.

      If any dispute arises with respect to Services to be provided under this Agreement, the parties shall submit such dispute to binding arbitration at a mutually acceptable location pursuant to the commercial arbitration rules of the American Arbitration Association then in effect. The decision of an arbitrator selected hereunder shall be final, binding and enforceable by any court of competent jurisdiction.

22. Severance.

      If one or more provisions of this Agreement shall be found to be illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, provided the surviving agreement materially comports with the parties' original intent.

23. Waiver.

      Waiver, failure or forbearance by either party to claim a breach of any provision of this Agreement or exercise any right or remedy provided under this Agreement or by applicable law, shall not be deemed to constitute a waiver with respect to any subsequent breach, right or remedy.

24. Changes and Modification.

      No changes or modifications of this Agreement hereto shall be effective unless in writing signed by the parties hereto.


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

25. Assignment and Subcontracting.

      The rights and obligations set forth in this Agreement may not be assigned or subcontracted by either party without the prior written consent of the other party; provided, however, that the parties may assign this Agreement to a successor-in interest to the party's business.

26. Incorporation Of Far Clauses.

      The Federal Acquisition Regulation (FAR) clauses referenced below are incorporated herein. The complete text of those clauses is set forth in Exhibit D, and is applicable, including any notes following the clause citation, to this Agreement. The Contracts Dispute Act shall have no application to this Agreement. Any reference to a "Disputes" clause shall mean the "Arbitration" clause of this contract.

      The following FAR and DFARS Clauses apply to this contract:

52.222-21         PROHIBITION OF SEGREGATED FACILITIES (FEB 1999)

52.222-26         EQUAL OPPORTUNITY (APR 2002)

52.222-35         EQUAL OPPORTUNITY FOR SPECIAL DISABLED VETERANS, VETERANS OF
                  THE VIETNAM ERA, AND OTHER ELIGIBLE VETERANS (DEC 2001)

52.222-36         AFFIRMATIVE ACTION FOR WORKERS WITH DISABILITIES (JUN 1998)

52.222-39         NOTIFICATION OF EMPLOYEE RIGHTS CONCERNING PAYMENT OF UNION
                  DUES OR FEES (DEC 2004)

52.225-13         RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (MAR 2005)

52.227-11         PATENT RIGHTS--RETENTION BY THE CONTRACTOR (SHORT FORM) (JUN
                  1997)

52.244-6          SUBCONTRACTS FOR COMMERCIAL ITEMS (FEB 2006)

52.247-64         PREFERENCE FOR PRIVATELY OWNED U.S.-FLAG COMMERCIAL VESSELS
                  (FEB 2006)

252.247-7023      TRANSPORTATION OF SUPPLIES BY SEA (MAY 2002)

252.247-7024      NOTIFICATION OF TRANSPORTATION OF SUPPLIES BY SEA (MAR 2000)

CERTIFICATIONS AND REPRESENTATIONS:

52.209.5 CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED DEBARMENT, AND OTHER RESPONSIBILITY MATTERS. (1) GTC certified that, to the best of its knowledge and belief, GTC and/or any of its Principals, (as defined in FAR 52.209-5) are not presently debarred, suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency.

                  (2) GTC shall provide immediate written notice to PharmAthene, Inc. if any time prior to award to any contract, it learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

52.219-1          SMALL BUSINESS PROGRAM REPRESENTATIONS.

                  (1) The North American Industry Classification System (NAICS)
                      code for this acquisition is 325414.

                  (2) The small business size standard is 500 employees.

                  (3) In accordance with 52.219-1 and 13 CFR Part 121, GTC
                      represents that it is, at the time of signing this agreement, a small business concern.

52.222-21         PREVIOUS CONTRACTS AND COMPLIANCE REPORTS. GTC represents that if GTC has participated in a previous contract or subcontract subject to Equal Opportunity clause (FAR 52.222-26): (i) GTC has filed all required compliance reports, and (ii) that representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

52.222-25         AFFIRMATIVE ACTION COMPLIANCE. GTC represents: (i) that GTC has developed and has on file at each establishment, Affirmative Action programs required by the rules and regulations of the Secretary of Labor (41 CFR 60-1 and 60-2), or (ii) that in the event such a program does not presently exist, GTC will develop and place in operation such a written
                  Affirmative Action Compliance Program within one-hundred twenty (120) days from the award of this Contract.

27. Entire Agreement.

      This Agreement represents the complete and entire understanding between the parties regarding the subject matter hereof and supersedes all prior negotiations, representations and agreements, either written or oral, with respect to the subject matter hereof.

28. Amendments.

      No changes may be made to this Agreement except by written amendment. In the event a change in the terms of this Agreement or SOW, is identified by PharmAthene or GTC, the identifying party will promptly notify the other party of such change in writing. During the period over which a written amendment is being prepared and assessed, GTC shall continue to perform the Services, unless directed by PharmAthene to stop work, but shall not implement the proposed change to the Services without the written amendment signed by PharmAthene. Both parties agree to act in good faith and promptly when considering an amendment and will not unreasonably withhold approval.

                               [SIGNATURES FOLLOW]

      IN WITNESS THEREOF, this Agreement has been executed by the parties hereto through their duly authorized officers as of the date first set forth above.

GTC Biotherapeutics, Inc.                     PharmAthene, Inc.


By: /s/ Geoffrey F. Cox                       By: /s/ David P. Wright
    ------------------------------                ------------------------------
Name: Geoffrey F. Cox                         Name: David P. Wright
Title: Chairman, President and CEO            Title: President and CEO
Date: March 2, 2007                           Date: March 2, 2007